Exhibit (d)(iii)(B)

AMENDED AND RESTATED SCHEDULE A

DATED MAY 27, 2014

TO THE

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 17, 2008

BETWEEN

FUNDVANTAGE TRUST AND WHV INVESTMENT MANAGEMENT, INC. (FORMERLY, WENTWORTH, HAUSER AND VIOLICH, INC.)

Series of FundVantage Trust	Effective Date

WHV International Equity Fund	December 17, 2008

WHV/Seizert Small Cap Value Equity Fund	September 30, 2013

WHV/EAM International Small Cap Equity Fund	May 27, 2014

WHV/EAM Emerging Markets Small Cap Equity Fund	May 27, 2014

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

WHV INVESTMENT MANAGEMENT, INC.

By:	/s/ Melanie Grace
Name:	Melanie Grace
Title:	Chief Legal Officer

AMENDED AND RESTATED SCHEDULE B

DATED MAY 27, 2014

TO THE

INVESTMENT ADVISORY AGREEMENT DATED DECEMBER 17, 2008

BETWEEN

FUNDVANTAGE TRUST AND WHV INVESTMENT MANAGEMENT, INC. (FORMERLY, WENTWORTH, HAUSER AND VIOLICH, INC.)

Investment Advisory Fee Schedule

Fund	Annual Fee as a Percentage of Fund’s Average Daily Net Assets	Effective Date
WHV International Equity Fund	1.00% (100 basis points)	December 17, 2008

WHV/Seizert Small Cap Value Equity Fund	1.00% (100 basis points)	September 30, 2013

WHV/EAM International Small Cap Equity Fund	1.15% (115 basis points)	May 27, 2014

WHV/EAM Emerging Markets Small Cap Equity Fund	1.50% (150 basis points)	May 27, 2014

FUNDVANTAGE TRUST

By:	/s/ Joel Weiss
Name:	Joel Weiss
Title:	President

WHV INVESTMENT MANAGEMENT, INC.

By:	/s/ Melanie Grace
Name:	Melanie Grace
Title:	Chief Legal Officer